PRESS RELEASE

OM GROUP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Strong operating cash flows support acquisition and returns of capital to shareholders;
forecast outlined for 2015

CLEVELAND - March 2, 2015 - OM Group, Inc. (NYSE: OMG) today announced financial results for the fourth quarter and year ended December 31, 2014. For the quarter and full year, the Company reported adjusted pro forma EBITDA of $22 million and $113 million, respectively. These adjusted pro forma amounts exclude the results of its divested Advanced Materials cobalt business, non-cash goodwill and intangible asset impairment charges, and other special charges related to cost optimization and business improvement initiatives. The Company also reported a loss from continuing operations for the quarter of $6.24 per diluted share, or income of $0.10 per diluted share on an adjusted pro forma basis, and a loss of $5.54 per diluted share for the full year, or income of $0.92 per diluted share on an adjusted pro forma basis. Reconciliations of the Company’s adjusted pro forma results to corresponding U.S. GAAP results are included in this press release. The Company delivered strong operating cash flows of $42 million in the fourth quarter and $85 million in the full year.

“OM Group is committed to creating increased and sustainable shareholder value through the successful execution of our strategy, growing our businesses, reducing costs and responsibly returning capital to shareholders," said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. "Consistent with those priorities, we utilized the Company’s strong operating cash flows in 2014 to support a number of strategic actions during the year, including expanding our successful Battery Technologies platform with a complementary acquisition, initiating a regular dividend that paid $9 million to shareholders, and returning another $35 million of capital to shareholders in the form of share repurchases. In addition, we recently announced a 10 percent increase in our regular cash dividend, demonstrating our confidence in our differentiated businesses and our ability to generate continued strong cash flows.”

On February 18, 2015, the Company announced wide-ranging competitive repositioning and cost optimization opportunities across the enterprise to improve its ability to serve customers, better compete in global markets and deliver stronger financial performance. The Company expects annualized savings of $30-$40 million by the end of 2017, with benefits ramping up starting in late 2015, at a cash cost of approximately $50-$65 million incurred over the next three years.

“In 2014, we fielded a new team of business leaders to improve our operating capabilities and accelerate the pace of positive change in our businesses,” said Mr. Scaminace. “In a short period of time, we have identified and are pursuing opportunities that will strengthen our businesses and contribute to achieving our 2017 financial objective of expanding our adjusted EBITDA margins by 350-450 basis points off of 2014 levels excluding currency impacts.”

Net sales for the fourth quarter of 2014 were $245 million. Excluding sales in the divested Advanced Materials business and the translation effect of a lower EUR/USD rate in 2014, net sales decreased 3%, primarily due to weaker business conditions in Europe and increased competition in the permanent magnets product line in the Company’s Magnetic Technologies business. Sales were slightly lower in Battery

Technologies due primarily to loss of a medical customer contract during 2014, and sales in Specialty Chemicals were essentially unchanged compared to a year ago.

Adjusted pro forma EBITDA of $22 million in the current year period was lower than the prior year period of $27 million, which included $4 million of insurance proceeds in Specialty Chemicals that did not repeat. 2014 profit was adversely affected by a weaker Euro and lower sales volumes in Magnetic Technologies, partially offset by favorable mix in Battery Technologies and lower corporate expenses.

The Company enters 2015 with translation pressures from a weaker Euro. The change from an average EUR/USD rate of 1.33 in 2014 to 1.15 forecasted by the Company in 2015 creates approximately $10 million of lower US Dollar translated results from European-based operations. As a result, OM Group is projecting 2015 adjusted pro forma EBITDA of $105-$115 million. This forecast reflects expectations of the significantly lower EUR/USD rate in 2015, uncertainties in European macroeconomic conditions, increasing competition in permanent magnets, a technology shift in Battery Technologies, and benefits from the competitive repositioning and cost optimization opportunities that begin to ramp up in late 2015.

Mr. Scaminace concluded, “Our forecast reflects in large part external factors, especially weakness in Europe, in response to which we have taken decisive actions that put us on track to achieve substantially improved performance beginning later this year. OM Group enters 2015 with a strong balance sheet, a clear path to improve operating performance and a disciplined deployment of cash to build-out our strategic platforms and return excess capital to shareholders. We remain excited about the growth opportunities in each of our businesses - innovation and geographic expansion in Magnetic Technologies; development of commercial applications in Battery Technologies; and focus on higher value-added products in Specialty Chemicals. We are confident in our ability to execute these plans and to deliver on our strategy to create long-term value for our shareholders.”

Webcast Information

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EDT today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OM Group's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Webcasts” page of the company's website three hours after the call.

About OM Group

OM Group is a technology-driven diversified industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace and defense, industrial and medical. Its business platforms use innovation and technology to address customers’ complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: uncertainty in worldwide economic conditions; technological changes in our industry or in our customers’ products; uncertainty with respect to U.S. Government spending levels or priorities; our ability to identify, complete and integrate acquisitions aligned with our strategy; failure to retain and recruit key personnel; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; fluctuations in foreign exchange rates; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; costs incurred in connection with competitive repositioning and cost optimization opportunities and our ability to realize anticipated savings; level of returns on pension plan assets and changes in the actuarial assumptions; insurance that we maintain may not fully cover all potential exposures; changes in effective tax rates or adverse outcomes resulting from tax examinations; unanticipated costs of environmental regulation, including changes that could affect sales of our products; failure to maintain sufficient cash in the U.S.; failure to protect or enforce our intellectual property rights; disruptions in relationships with key customers or any material adverse change in their business; possible future indebtedness that may impair our ability to operate our business successfully; extended business interruption at our facilities; the timing and amount of common share repurchases, if any; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2014.

Important Additional Information

OM Group, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from OM Group shareholders in connection with the matters to be considered at OM Group’s 2015 Annual Meeting. OM Group intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from OM Group shareholders. OM GROUP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of OM Group’s directors and executive officers in OM Group shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with OM Group’s 2015 Annual Meeting. Information can also be found in OM Group’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the SEC on March 2, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by OM Group with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at OM Group’s website at www.omgi.com or by contacting Rob Pierce, Vice President of Finance at (216) 263-7489.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
(in millions)
ASSETS
Current assets
Cash and cash equivalents	$91.7	$118.4
Accounts receivable, net	134.5	150.7
Inventories	228.4	240.9
Other current assets	21.5	32.3
Total current assets	476.1	542.3
Property, plant and equipment, net	308.3	345.6
Goodwill	252.6	432.7
Intangible assets, net	324.8	403.0
Other non-current assets	57.7	59.5
Total assets	$1,419.5	$1,783.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Revolving credit facility	$12.5	$—
Accounts payable	74.7	93.6
Accrued income taxes	5.6	4.2
Accrued employee costs	34.9	36.2
Purchase price of VAC payable to seller	46.2	52.5
Other current liabilities	51.8	59.2
Total current liabilities	225.7	245.7
Deferred income taxes	74.8	102.5
Pension liabilities	244.4	220.5
Purchase price of VAC payable to seller	—	11.3
Other non-current liabilities	37.7	43.3
Total equity	836.9	1,159.8
Total liabilities and equity	$1,419.5	$1,783.1

Certain financial data may have been rounded. As a result of such rounding, the totals of data presented in this document may vary slightly from the actual arithmetical totals of such data.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$245.4	$270.5	$1,067.5	$1,157.5
Cost of goods sold	194.8	215.9	829.3	899.1
Gross profit	50.6	54.6	238.2	258.4
Selling, general and administrative expenses	51.2	48.7	207.9	217.3
Goodwill and intangible asset impairment	195.4	—	195.4	—
Operating (loss) profit	(196.0)	5.9	(165.1)	41.1
Other income (expense):
Interest expense	(0.7)	(1.0)	(2.6)	(12.3)
Foreign exchange (loss) gain	(1.6)	3.3	(6.5)	8.0
Gain (loss) on divestiture of Advanced Materials business	2.0	0.5	1.7	(111.6)
Other, net	1.1	12.9	(0.3)	12.0
(Loss) income from continuing operations before income tax expense	(195.2)	21.6	(172.8)	(62.8)
Income tax (benefit) expense	(6.2)	4.3	(0.5)	10.7
(Loss) income from continuing operations, net of tax	(189.0)	17.3	(172.3)	(73.5)
Loss from discontinued operations, net of tax	—	(0.1)	(0.3)	(12.3)
Consolidated net (loss) income	(189.0)	17.2	(172.6)	(85.8)
Net loss attributable to noncontrolling interests	—	—	—	1.8
Net (loss) income attributable to OM Group, Inc. common stockholders	$(189.0)	$17.2	$(172.6)	$(84.0)
Earnings (loss) per common share — basic:
(Loss) income from continuing operations attributable to OM Group, Inc. common stockholders	$(6.24)	$0.54	$(5.54)	$(2.27)
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	—	—	(0.01)	(0.39)
Net (loss) income attributable to OM Group, Inc. common stockholders	$(6.24)	$0.54	$(5.55)	$(2.66)
Earnings (loss) per common share — assuming dilution:
(Loss) income from continuing operations attributable to OM Group, Inc. common stockholders	$(6.24)	$0.54	$(5.54)	$(2.27)
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	—	—	(0.01)	(0.39)
Net (loss) income attributable to OM Group, Inc. common stockholders	$(6.24)	$0.54	$(5.55)	$(2.66)
Weighted average shares outstanding
Basic	30.3	31.5	31.1	31.6
Assuming dilution	30.3	31.8	31.1	31.6

Dividends declared per common share	$0.075	$—	$0.30	$—

Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$(189.0)	$17.3	$(172.3)	$(71.7)
Income (loss) from discontinued operations, net of tax	—	(0.1)	(0.3)	(12.3)
Net income (loss)	$(189.0)	$17.2	$(172.6)	$(84.0)

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2014	2013	2014	2013
Operating activities
Consolidated net (loss) income	$(189.0)	$17.2	$(172.6)	$(85.8)
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
Loss from discontinued operations	—	0.1	0.3	12.3
Depreciation and amortization	15.2	18.2	67.5	73.9
Goodwill and intangible asset impairment charges	195.4	—	195.4	—
Share-based compensation expense	1.7	1.3	7.6	6.2
Foreign exchange loss (gain)	1.6	(3.3)	6.5	(8.0)
Deferred income tax benefit	(14.6)	(12.3)	(17.2)	(7.3)
(Gain) loss on divestiture of Advanced Materials business	(2.0)	(0.5)	(1.7)	111.6
Adjustment to contingent consideration	—	(13.0)	—	(13.0)
Other non-cash items	3.6	0.1	9.0	5.5
Changes in operating assets and liabilities, excluding the effect of divestitures:
Accounts receivable	19.5	2.4	11.5	(22.3)
Inventories	8.1	10.8	3.8	25.0
Accounts payable	5.0	7.2	(15.5)	12.5
Accrued tax	5.1	3.3	1.8	(21.1)
Other, net	(8.0)	1.6	(11.0)	(26.6)
Net cash provided by operating activities	41.6	33.1	85.4	62.9
Investing activities
Expenditures for property, plant and equipment	(16.3)	(24.7)	(34.5)	(53.1)
Proceeds from divestiture of Advanced Materials business	—	—	—	328.7
Proceeds from divestiture of UPC business	—	—	—	63.3
Cash paid for acquisitions	(24.6)	—	(24.6)	—
Other, net	—	(5.0)	1.0	(5.0)
Net cash (used for) provided by investing activities	(40.9)	(29.7)	(58.1)	333.9
Financing activities
Dividends paid	(2.3)	—	(9.3)	—
Payments on long-term debt	—	—	—	(466.5)
Proceeds from revolving line of credit	14.5	—	14.5	—
Payments on revolving line of credit	(2.0)	—	(2.0)	—
Payments related to VAC purchase price payable	(16.2)	—	(16.2)	(23.0)
Debt issuance costs	—	(0.4)	(0.1)	(2.3)
Payment related to surrendered shares	—	—	(0.7)	(0.6)
Share repurchases	(8.4)	—	(35.2)	(14.1)
Proceeds from exercise of stock options	—	0.7	0.5	2.8
Net cash (used for) provided by financing activities	(14.4)	0.3	(48.5)	(503.7)
Effect of exchange rate changes on cash	(1.5)	(1.7)	(4.7)	0.6
Cash and cash equivalents
(Decrease) increase from continuing operations	(15.2)	2.0	(25.9)	(106.3)
Discontinued operations - net cash used for operating activities	(0.1)	(0.1)	(0.8)	(0.5)
Discontinued operations - net cash used for investing activities	—	—	—	(2.4)
Balance at the beginning of the period	107.0	116.5	118.4	227.6
Balance at the end of the period	$91.7	$118.4	$91.7	$118.4

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2014	2013	2014	2013
Net Sales
Magnetic Technologies	$112.2	$128.5	$495.0	$522.6
Battery Technologies	34.0	35.2	153.8	150.3
Specialty Chemicals (a)	75.8	76.2	316.1	318.6
Advanced Materials	23.4	30.7	102.6	166.3
Intersegment items	—	(0.1)	—	(0.3)
	$245.4	$270.5	$1,067.5	$1,157.5

Operating profit (loss)
Magnetic Technologies (b)(c)(d)(e)	$(193.4)	$5.0	$(177.1)	$22.4
Battery Technologies (c)(d)(e)	0.8	2.5	19.9	21.8
Specialty Chemicals (a)(c)(d)(e)	6.8	10.3	31.3	35.8
Advanced Materials	(1.5)	(1.3)	(5.6)	(0.4)
Corporate (b)(c)(d)(e)	(8.7)	(10.6)	(33.6)	(38.5)
	$(196.0)	$5.9	$(165.1)	$41.1

(a) The 2013 results related to the UPC business are excluded from the Specialty Chemicals segment.
(b) The three months ended December 31, 2013 include charges related to cost-reduction initiatives of $0.4 million in Magnetic Technologies and $1.4 million in Corporate.
(c) The twelve months ended December 31, 2013 include charges related to cost-reduction initiatives of $5.4 million in Magnetic Technologies, $0.8 million in Battery Technologies, $1.1 million in Specialty Chemicals and $2.4 million in Corporate.
(d) The three months ended December 31, 2014 include costs related to cost optimization and other business improvement initiatives of $1.6 million in Magnetic Technologies, $0.7 million in Specialty Chemicals and $0.1 million in Corporate. Battery Technologies also includes $3.2 million of costs related to a non-cash pension settlement expense and Magnetic Technologies includes $195.4 million related to the goodwill and intangible asset non-cash impairment.
(e) The twelve months ended December 31, 2014 include costs related to cost optimization and other business improvement initiatives of $1.9 million in Magnetic Technologies, $2.6 million in Battery Technologies, $2.1 million in Specialty Chemicals and $0.2 million in Corporate. Battery Technologies also includes $3.2 million of costs related to a non-cash pension settlement expense and Magnetic Technologies includes $195.4 million related to the goodwill and intangible asset non-cash impairment.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended December 31, 2014
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$(193.4)	$0.8	$6.8	$(8.7)	$(194.5)	$(1.5)	$(196.0)
Goodwill and intangible asset impairment	195.4	—	—	—	195.4	—	195.4
Charges related to initiatives	1.6	—	0.7	0.1	2.4	—	2.4
Pension settlement expense	—	3.2	—	—	3.2	—	3.2
Adjusted operating profit	3.6	4.0	7.5	(8.6)	6.5	(1.5)	5.0
Depreciation and amortization	8.8	2.7	3.5	0.2	15.2	—	15.2
Adjusted EBITDA	$12.4	$6.7	$11.0	$(8.4)	$21.7	$(1.5)	$20.2

Three Months Ended December 31, 2013
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$5.0	$2.5	$10.3	$(10.6)	$7.2	$(1.3)	$5.9
Charges related to cost-reduction initiatives	0.4	—	—	1.4	1.8	—	1.8
Adjusted operating profit	5.4	2.5	10.3	(9.2)	9.0	(1.3)	7.7
Depreciation and amortization (a)	11.6	2.5	3.7	0.2	18.0	—	18.0
Adjusted EBITDA	$17.0	$5.0	$14.0	$(9.0)	$27.0	$(1.3)	$25.7

Twelve Months Ended December 31, 2014
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$(177.1)	$19.9	$31.3	$(33.6)	$(159.5)	$(5.6)	$(165.1)
Goodwill and intangible asset impairment	195.4	—	—	—	195.4	—	195.4
Charges related to initiatives	1.9	2.6	2.1	0.2	6.8	—	6.8
Pension settlement expense	—	3.2	—	—	3.2	—	3.2
Adjusted operating profit	20.2	25.7	33.4	(33.4)	45.9	(5.6)	40.3
Depreciation and amortization	42.2	10.5	14.0	0.8	67.5	—	67.5
Adjusted EBITDA	$62.4	$36.2	$47.4	$(32.6)	$113.4	$(5.6)	$107.8

Twelve Months Ended December 31, 2013
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$22.4	$21.8	$35.8	$(38.5)	$41.5	$(0.4)	$41.1
Charges related to cost-reduction initiatives	5.4	0.8	1.1	2.4	9.7	—	9.7
Adjusted operating profit	27.8	22.6	36.9	(36.1)	51.2	(0.4)	50.8
Depreciation and amortization (a)	44.2	10.1	14.8	0.7	69.8	3.9	73.7
Adjusted EBITDA	$72.0	$32.7	$51.7	$(35.4)	$121.0	$3.5	$124.5

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

(a) $0.2 million of accelerated software amortization is included in Corporate charges related to cost-reduction initiatives and excluded from Corporate depreciation and amortization in the table above for the three and twelve months ended December 31, 2013.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	December 31, 2014		December 31, 2013
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$(189.0)	$(6.20)	$17.3	$0.54
Add (less):
Gain on Advanced Materials divestiture	(2.0)	(0.07)	(0.5)	(0.02)
Goodwill and intangible asset impairment	195.4	6.41	—	—
Charges related to cost-reduction initiatives	2.4	0.08	1.8	0.06
Pension settlement expense	3.2	0.10	—	—
Contingent consideration adjustment	—	—	(13.0)	(0.41)
Tax effect of special items	(8.8)	(0.28)	2.1	0.07
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$1.2	$0.04	$7.7	$0.24
Exclude: Operating results from divested Advanced Materials business, net of tax	(1.8)	(0.06)	(1.3)	(0.04)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$3.0	$0.10	$9.0	$0.28
Weighted average shares outstanding - diluted (a)		30.5		31.8

	Twelve Months Ended		Twelve Months Ended
	December 31, 2014		December 31, 2013
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Loss from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$(172.3)	$(5.50)	$(71.7)	$(2.25)
Add (less):
(Gain) loss on Advanced Materials divestiture	(1.7)	(0.05)	111.6	3.51
Goodwill and intangible asset impairment	195.4	6.24	—	—
Charges related to cost-reduction initiatives	6.8	0.22	9.7	0.30
Pension settlement expense	3.2	0.10	—	—
Acceleration of deferred financing fees	—	—	1.0	0.03
Contingent consideration adjustment	—	—	(13.0)	(0.41)
Tax effect of special items	(9.0)	(0.30)	(1.2)	(0.04)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$22.4	$0.71	$36.4	$1.14
Exclude: Operating results from divested Advanced Materials business, net of tax	(6.5)	(0.21)	(1.8)	(0.06)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$28.9	$0.92	$38.2	$1.20
Weighted average shares outstanding - diluted (a)		31.3		31.8
(a) For the three and twelve months ended December 31, 2014 and the twelve months ended December 31, 2013, because the reported loss from continuing operations is income on an adjusted basis, we used diluted shares to calculate EPS.

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. We are also providing the amounts as pro forma adjusted to exclude the results of the divested Advanced Materials business. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders - as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, adjusted for both special items as identified in the table and to exclude the results of the divested Advanced Materials business. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.